Exhibit 99.1

Contact:

Joe Crivelli

Senior Vice President

Gregory FCA

Direct: 610-228-2100

NUTRISYSTEM REPORTS THIRD QUARTER 2012 RESULTS

Board of Directors declares dividend of 17.5 cents per share

Fort Washington, PA-November 9, 2012-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the third quarter 2012. The company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable November 29, 2012, to stockholders of record as of November 19, 2012.

The following are financial highlights for the third quarter ended September 30, 2012:

  Revenues were $81.3 million, compared to $85.6 million in Q3 2011.
  Operating income for the quarter was $1.9 million.
  Net income in the quarter was $2.6 million.
  Net income per diluted share in the quarter was 9 cents.
  Adjusted EBITDA was $8.9 million. Adjusted EBITDA is defined as net income excluding non-cash employee compensation, other expense, interest, income taxes, depreciation and amortization, severance and related charges, and impairment of supplier advance.
  One-time charges, the majority of which were related to the writedown of a supplier advance as well as the previously disclosed management transition, totaled $2.9 million on a pretax basis or $2.0 million after tax. These one-time charges negatively impacted earnings per share by 7 cents in the quarter.
  Cash, cash equivalents, and short term investments were $68.8 million at September 30, 2012.

Mike Hagan, chairman of the Nutrisystem board of directors, said, "As we announced earlier this week, Dawn Zier is joining Nutrisystem as president and chief executive officer and a member of our board of directors, and we are looking forward to her contributions. Clearly the past few years have been challenging for Nutrisystem as a tough economy and intense competition have negatively impacted financial results, and this continued in the third quarter. With a fresh outside perspective from a long-time direct-to-consumer marketing professional, along with a sound strategic plan for the 2013 diet season launch, we are confident that we can turn around the company's financial performance."

David Clark, chief financial officer, added, "Based on current trends, we are forecasting full year earnings per share before one-time charges in the range of 15 to 20 cents. Additionally, we will be evaluating a range of decisions that could further reduce earnings for both the fourth quarter and the full year. We expect revenue for the year to be flat or slightly down from 2011 levels."

Conference Call and Webcast

Management will host a webcast to discuss third quarter 2012 financial results today at 8:30 AM Eastern time. The webcast will include remarks from chairman of the board of directors Mike Hagan, chief financial officer David Clark, and chief marketing officer Mike Amburgey. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 719-325-2495, and reference conference ID 5447181.

About Nutrisystem, Inc.

Having helped Americans lose millions of pounds over the last 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with diabetes or at risk for type 2 diabetes. Nutrisystem® plans include a wide variety of pantry and fresh-frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers. The Company has also introduced a new in-store retail line, Nutrisystem® Everyday™ products, comprised of nutritionally balanced bars, smoothies, bakery and breakfast items aimed at consumers who aspire to eat healthier.

Forward-Looking Statement Disclaimer

Information provided and statements contained in this press release that are not purely historical, such as 2012 fourth quarter and full year guidance, management transition, and the Company's financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended September 30, _______________________		Nine Months Ended September 30, _______________________
	2012	2011	2012	2011

REVENUE	$ 81,276	$ 85,643	$ 334,353	$ 334,444

COSTS AND EXPENSES:
Cost of revenue	43,835	41,257	180,783	162,711
Marketing	18,176	20,279	91,927	92,833
General and administrative	14,772	11,502	51,520	48,186
Depreciation and amortization	2,570	2,961	8,112	9,186
Total costs and expenses	79,353	75,999	332,342	312,916
Operating income	1,923	9,644	2,011	21,528
OTHER EXPENSE	0	0	(78)	0
INTEREST EXPENSE, net	(244)	(52)	(754)	(408)
Income before income taxes	1,679	9,592	1,179	21,120
INCOME TAX (BENEFIT) EXPENSE	(911)	3,524	(1,045)	7,709
Net income	$ 2,590	$ 6,068	$ 2,224	$ 13,411

BASIC INCOME PER COMMON SHARE	$ 0.09	$ 0.22	$ 0.07	$ 0.48
DILUTED INCOME PER COMMON SHARE	$ 0.09	$ 0.21	$ 0.07	$ 0.47

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,562	27,092	27,442	26,948
Diluted	27,801	27,335	27,642	27,272

DIVIDENDS DECLARED PER COMMON SHARE	$ 0.175	$ 0.175	$ 0.525	$ 0.525

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share amounts)
	September 30,	December 31,
	2012	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 48,674	$ 47,594
Short term investments	20,135	10,013
Receivables	4,977	11,198
Inventories, net	16,708	31,514
Prepaid income taxes	430	3,350
Deferred income taxes	3,609	1,584
Supplier advances	1,308	2,637
Other current assets	5,630	9,011
Total current assets	101,471	116,901

FIXED ASSETS, net	29,515	29,771
OTHER ASSETS	5,082	3,682
Total assets	$ 136,068	$ 150,354

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 21,297	$ 32,581
Accrued payroll and related benefits	3,606	679
Deferred revenue	2,286	2,916
Other accrued expenses and current liabilities	5,394	4,486
Total current liabilities	32,583	40,662
BORROWINGS UNDER CREDIT FACILITY	30,000	30,000
NON-CURRENT LIABILITIES	4,017	4,734
Total liabilities	66,600	75,396

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 28,553,225 at September 30, 2012 and 28,180,705 at December 31, 2011)	28	28
Additional paid-in capital	17,302	10,091
Treasury stock, at cost, 7,691 shares at September 30, 2012 and 0 shares at December 31, 2011	(83)	0
Retained earnings	52,273	64,931
Accumulated other comprehensive loss	(52)	(92)
Total stockholders' equity	69,468	74,958
Total liabilities and stockholders' equity	$ 136,068	$ 150,354

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Nine Months Ended September 30, ~~-------------------------------------~~
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 2,224	$ 13,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,112	9,186
Loss (gain) on disposal of fixed assets	6	(17)
Share-based compensation expense	8,181	7,502
Deferred income tax benefit	(4,229)	(364)
Realized loss on sales of marketable securities	0	26
Realized loss on foreign currency translation adjustment	57	0
Changes in operating assets and liabilities:
Accrued interest	(11)	0
Receivables	6,221	2,866
Inventories, net	14,806	3,643
Supplier advances	1,599	14,647
Other assets	3,608	6,971
Accounts payable	(11,052)	(6,496)
Accrued payroll and related benefits	2,927	(2,847)
Deferred revenue	(630)	(3,314)
Income taxes	3,063	7,296
Other accrued expenses and liabilities	288	1,966
Net cash provided by operating activities	35,170	54,476
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(10,298)	(54)
Proceeds from sales of short term investments	245	20,897
Capital additions	(8,306)	(6,570)
Proceeds from the sale of fixed assets	0	58
Net cash (used in) provided by investing activities	(18,359)	1 4,331
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	10	128
Taxes related to equity compensation awards, net	(859)	(2,692)
Payment of dividends	(14,882)	(14,404)
Net cash used in financing activities	(15,731)	(16,968)
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,080	51,839
CASH AND CASH EQUIVALENTS, beginning of period	47,594	20,376
CASH AND CASH EQUIVALENTS, end of period	$ 48,674	$ 72,215

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Adjusted EBITDA	$ 8,851	$ 14,680	$ 24,558	$ 38,091
Non-cash employee compensation
expense	(1,500)	(2,075)	(4,679)	(7,377)
Other expense	0	0	(78)	0
Interest expense, net	(244)	(52)	(754)	(408)
Income tax benefit (expense)	911	(3,524)	1,045	(7,709)
Depreciation and amortization	(2,570)	(2,961)	(8,112)	(9,186)
Severance and related charges	(758)	0	(7,656)	0
Impairment of supplier advance	(2,100)	0	(2,100)	0
Net income	$ 2,590	$ 6,068	$ 2,224	$ 13,411

Adjusted EBITDA is defined as net income excluding non-cash employee compensation, other expense, interest, income taxes, depreciation and amortization, severance and related charges, and impairment of supplier advance. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company. Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

Severance and related charges include cash and non-cash severance of $5,722 related to the upcoming management transition and other related matters of $1,934 for the nine months ended September 30, 2012.